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Exhibit 23.1

CONSENT OF MOSS ADAMS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Shareholders
AltiGen Communications, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-117000 and 333-121753 of AltiGen Communications, Inc. on Form S-8 of our report dated December 27, 2007, appearing in this Annual Report on Form 10-K of AltiGen Communications, Inc. for the year ended September 30, 2007.

/s/ MOSS ADAMS LLP

San Francisco, California
December 27, 2007

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  Exhibit 23.1